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[LOGO OF PRICEWATERHOUSECOOPERS]

                                            PricewaterhouseCoopers LLP
                                            100 Pearl Street
                                            Hartford CT 06103
                                            Telephone (860) 241 7000
                                            Facsimile (860) 241 7590

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 17 under the Securities Act of 1933 and Amendment No. 5 under the Investment Company Act of 1940 to the registration statement on Form N-6 ("Registration Statement") of our reports dated February 18, 2005 and February 28, 2005, relating to the financial statements of CG Corporate Insurance Variable Life Separate Account 02 and the statutory financial statements of Connecticut General Life Insurance Company, respectively, which appear in such Registration Statement.

Hartford, Connecticut
March 8, 2006